                                                             OMB APPROVAL
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                       THE MERIDIAN RESOURCE CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                       THE MERIDIAN RESOURCE CORPORATION
                        1401 ENCLAVE PARKWAY, SUITE 300
                              HOUSTON, TEXAS 77077

                 NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

       To the Shareholders of The Meridian Resource Corporation:

       The 2006 Annual Meeting of Shareholders of The Meridian Resource Corporation (the "Company") will be held on June 21, 2006, at 2:00 p.m. Houston time, at The West Lake Club, 570 West Lake Park Boulevard, Houston, Texas, for the following purposes:

               1. To elect two persons to serve as Class I Directors on the Company's Board of Directors to hold office until the 2009 Annual Meeting of Shareholders or until such person's successor shall be duly elected and qualified.

               2. To approve adoption of The Meridian Resource Corporation 2006 Non-Employee Directors' Incentive Plan.

               3. To transact such other business as may properly come before the meeting.

       Information with respect to the above matters is set forth in the Proxy Statement that accompanies this Notice.

       The Board of Directors has fixed the close of business on April 24, 2006, as the record date for determination of shareholders who are entitled to notice of and to vote either in person or by proxy at the 2006 Annual Meeting of Shareholders and any adjournment thereof.

       All shareholders are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY AS SOON AS POSSIBLE.

       Each shareholder of the Company is receiving a copy of the 2006 Annual Report to Shareholders (the "Annual Report") with this Proxy Statement. If you did not receive a copy of the Annual Report, you should contact Lloyd V. DeLano at the Company at (281) 597-7000 and the Company will send a copy of the Annual Report to you free of charge.

                       By Order of the Board of Directors

                              -s- Joseph A. Reeves

                             Joseph A. Reeves, Jr.
                           Chairman of the Board and
                            Chief Executive Officer

May 19, 2006

                       THE MERIDIAN RESOURCE CORPORATION

                                PROXY STATEMENT

                              GENERAL INFORMATION

       This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by order of the Board of Directors of The Meridian Resource Corporation (the "Company") to be voted at the 2006 Annual Meeting of Shareholders (the "Meeting"), to be held at the time and place and for the purposes set forth in the accompanying notice. Such notice, this Proxy Statement and the form of Proxy are being mailed to shareholders on or about May 19, 2006.

       The Company will bear the costs of soliciting proxies in the accompanying form. In addition to the solicitation made hereby, proxies also may be solicited by telephone, telegram or personal interview by officers and regular employees of the Company. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock.

       All duly executed proxies received prior to the Meeting will be voted in accordance with the choices specified thereon, unless revoked in the manner provided hereinafter. As to any matter for which no choice has been specified in a proxy, the shares represented thereby will be voted by the persons named in the proxy (i) "FOR" the election as director of the nominees listed herein, (ii) "FOR" approval of the proposal to adopt The Meridian Resource Corporation 2006 Non-Employee Directors' Incentive Plan (the "2006 Director Incentive Plan") and
(iii) in the discretion of such persons, in connection with any other business that may properly come before the Meeting. A shareholder of the Company who has executed and returned a proxy may revoke it at any time prior to the exercise thereof by written notice to the Secretary of the Company at the above address of the Company or by the execution and delivery of a later dated proxy, or by attendance at the Meeting and voting their shares in person.

       As of the close of business on April 24, 2006, the record date ("Record Date") for determining shareholders entitled to vote at the Meeting, the Company had outstanding and entitled to vote 86,926,502 shares of Common Stock, $.01 par value ("Common Stock"). The outstanding shares of Common Stock are the only shares of capital stock of the Company entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote with respect to each matter to be acted on at the Meeting.

       The holders of a majority of the outstanding shares of Common Stock as of the Record Date, whether represented in person or by proxy, will constitute a quorum for the transaction of business at the Meeting as to any matter for which all of the Common Stock is entitled to vote. Under Texas law, any unvoted position in a brokerage account with respect to any matter will be considered as not voted and will not be counted toward fulfillment of quorum requirements as to that matter. The mailing address of the Company's principal executive office is 1401 Enclave Parkway, Suite 300, Houston, Texas 77077.

                                  PROPOSAL ONE
                         ELECTION OF CLASS I DIRECTORS

       Two directors will be elected by the holders of the Common Stock at the Meeting to serve as the Class I Directors of the Company's Board of Directors until the 2009 Annual Meeting of Shareholders or until such person's successor shall be duly elected. The Board of Directors recommends the election of David
W. Tauber and John B. Simmons as the Class I Directors. Each of Messrs. Tauber and Simmons are current directors of the Company whose term expires as of the date of the Meeting.

       As previously reported, on March 13, 2006, James R. Montague, who was an independent, Class I Director, notified the Company that he was resigning from the Board of Directors of the Company to pursue other business interests. The Company has begun a search to select another independent board member to fill the vacancy caused by Mr. Montague's resignation. When a qualified candidate is selected and has agreed to serve, the Board will appoint the candidate to fill that vacancy.

       Unless contrary instructions are set forth in the proxies, it is intended that each person executing a proxy will vote all shares represented by such proxy for the election as director of each of Messrs. Tauber and Simmons. Should either of Messrs. Tauber or Simmons become unable or unwilling to accept nomination or election, it is intended that the person acting under the proxy will vote for the election of such other person as the Board of Directors of the Company may recommend. Management has no reason to believe that either of Messrs. Tauber or Simmons will be unable or unwilling to serve if elected.

       There are currently two Class I directorships up for election. A nominee for director receiving a plurality of votes cast at the Meeting and entitled to be cast for such nominee will be elected as director. Abstentions and broker non-votes will not be treated as a vote for or against a particular director and will not affect the outcome of the election of directors.

                                   DIRECTORS

       The business and affairs of the Company are managed under the direction of the Board of Directors to enhance the long-term value of the Company for its shareholders. In exercising its authority to direct, the Board of Directors recognizes that the long-term interests of its shareholders are best advanced by appropriate consideration of other stakeholders and interested parties including employees and their families, customers, suppliers, communities and society as a whole. To assist the Board of Directors in fulfilling its responsibilities, it has adopted certain Corporate Governance Principles (the "Principles"), a copy of which is posted on the Company's web site at www.tmrx.com. As set forth in the Principles, the Board of Directors of the Company will schedule regular executive sessions where non-management directors meet without management participation. The chairman of the Board Affairs Committee and the chairman of the Compensation Committee shall preside on an alternating basis at each executive session.

       The Company's Bylaws provide that the Board of Directors shall be classified into three classes: Class I Directors, Class II Directors and Class III Directors. Each class serves for a term of three years or until a director's successor is duly elected and qualified.

       Set forth below is certain information concerning the current directors of the Company, with each person's business experience for at least the past five years.

                                                                                    Expiration
                                                                         Director   of Present
Name                          Age   Present Positions With the Company    Since        Term
----                          ---   ----------------------------------   --------   ----------
David W. Tauber               56    Class I Director(1)                    2004        2006
John B. Simmons               53    Class I Director(2)                    2004        2006
E. L. Henry                   70    Class II Director(3)                   1998        2007
Joe E. Kares                  62    Class II Director                      1990        2007
Gary A. Messersmith           57    Class II Director                      1997        2007
Joseph A. Reeves, Jr.         59    Class III Director, Chairman of        1990        2008
                                    the Board and Chief Executive
                                    Officer(4)
Michael J. Mayell             58    Class III Director and                 1990        2008
                                    President(4)
Fenner R. Weller, Jr.         54    Class III Director(5)                  2004        2008

(1) Member of the Audit Committee and the Board Affairs Committee.

(2) Member of the Audit Committee.

(3) Member of the Board Affairs Committee and the Compensation Committee.

(4) Member of the Executive Committee and Directors' Stock Option Plan Administration Committee (with respect to the Prior Director Plan, as defined below).

(5) Member of the Audit Committee and the Compensation Committee.

       David W. Tauber has served as owner/principal of Tauber Oil Company, a marketer of fuel oil and carbon black located in Houston, Texas, since 1984.

       In 2006, John B. Simmons was named Vice Chairman and Chief Executive Officer of Stewart & Stevenson, LLC, a new entity comprised of the former Engineered Products and Power Products divisions of Stewart & Stevenson Services, Inc., a manufacturer, service provider and distributor of industrial and energy related equipment. He served as Senior Vice President, Treasurer and Chief Financial Officer of Stewart & Stevenson Services, Inc. from 2002 until 2006, and as their Controller and Chief Accounting Officer from 2001 to 2002. From 1997 to 2000, Mr. Simmons was Vice President and Chief Financial Officer of Cooper Energy Services, a provider of power and compression equipment.

       E.L. Henry was a partner with the law firm of Adams and Reese L.L.P. in Baton Rouge, Louisiana from 1987 until his retirement in 2001. Mr. Henry was formerly Commissioner of the Division of Administration for the State of Louisiana from 1980 through 1984, a member of the Louisiana House of Representatives from 1968 through 1980 and Speaker of the Louisiana House of Representatives from 1972 through 1980.

       Joe E. Kares has been a partner with the public accounting firm of Kares & Cihlar in Houston, Texas since 1980.

       Gary A. Messersmith has been a Member of the law firm of Looper, Reed & McGraw, a Professional Corporation, in Houston, Texas since 2001, and from 1982 to 2001 was a partner with the law firm of Fouts & Moore, L.L.P. in Houston, Texas.

       Joseph A. Reeves, Jr. is Chairman of the Board and Chief Executive Officer of the Company. Mr. Reeves, along with Mr. Mayell, founded the Company's predecessor company, Texas Meridian Resources, Ltd. ("TMR"), during 1988 and from that time to the present has held these positions with The Meridian Resource Corporation.

       Michael J. Mayell is President and Chief Operating Officer and was, along with Mr. Reeves, a co-founder of Meridian. Prior to assuming such positions with the Company, Mr. Mayell held similar positions with TMR from 1988 until 1990.

       Fenner R. Weller, Jr. has been a general partner of Weller, Anderson, & Co., Ltd., a securities firm, since 1995.

                        BOARD OF DIRECTORS INDEPENDENCE

       The Board of Directors has affirmatively determined that Messrs. Henry, Tauber, Simmons and Weller are independent within the meaning of the Company's director independence standards, which reflect exactly the New York Stock Exchange ("NYSE") director independence standards, and have no current material relationship with the Company, except as a director. As a result of the recent resignation of James R. Montague from the Company's Board of Directors, the Board does not currently have a majority of independent directors, as required by the rules of the NYSE. The Company has notified the NYSE and has begun a search to select another independent board member to fill the vacancy caused by Mr. Montague's resignation. See "Proposal One -- Election of Class I Directors" above.

                                  PROPOSAL TWO
          APPROVAL OF THE 2006 NON-EMPLOYEE DIRECTORS' INCENTIVE PLAN

GENERAL

       The Company's prior Director Stock Option Plan (the "Prior Director Plan") expired by its terms on December 31, 2005 and no additional stock options may be granted under that plan. On May 16, 2006, the Company's Board of Directors adopted the 2006 Director Incentive Plan, subject to approval by the Company's shareholders.

       The following summary of the material features of the 2006 Director Incentive Plan is qualified by reference to the copy of the 2006 Director Incentive Plan that is attached as Exhibit A to this proxy statement.

GENERAL TERMS

       The 2006 Director Incentive Plan is administered by the Board of Directors of the Company. The 2006 Director Incentive Plan provides for awards consisting of grants of stock options or restricted Common Stock.

       Each member of the Board who is not an employee of the Company or any of its affiliates shall participate in the 2006 Director Incentive Plan during the period that he or she serves as a non-employee director (each, a "Non-Employee Director").

       The aggregate number of shares of Common Stock authorized for grant under the 2006 Director Incentive Plan is 500,000. The aggregate number of shares of Common Stock with respect to which awards of restricted Common Stock may be granted under the

2006 Director Incentive Plan is 500,000. Each share of Common Stock that is subject to an award counts as one share of Common Stock against the aggregate number.

       Generally, if an award granted under the 2006 Director Incentive Plan is forfeited or cancelled for any reason, the shares allocable to the forfeited or cancelled portion of the award may again be subject to an award granted under the 2006 Director Incentive Plan. If shares are delivered to satisfy the exercise price of any award, those shares will not be added to the aggregate number of shares available under the 2006 Director Incentive Plan. If any shares are withheld to satisfy tax obligations associated with any award, those shares will not be added to the aggregate number of shares available under the 2006 Director Incentive Plan and will count against the aggregate number of shares available under the 2006 Director Incentive Plan.

       The Board of Directors may amend the terms of the 2006 Director Incentive Plan at any time, subject to the stockholder approval requirements of the NYSE and other rules and regulations applicable to the Company.

       Awards granted under the 2006 Director Incentive Plan are generally non-transferable by the holder other than by will or under the laws of descent and distribution, and are generally exercisable during the holder's lifetime only by the holder.

       The 2006 Director Incentive Plan will continue indefinitely until it is terminated pursuant to its terms.

OPTIONS

       Under the 2006 Director Incentive Plan, each non-employee director is granted, on the date of his appointment, election, reappointment or re-election as a member of the Board of Directors, an option ("Director Option") to purchase 15,000 shares of Common Stock at an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant. The maximum duration of each Director Option is five years from the date of grant, and each Director Option may be exercised in whole or in part at any time after the rights to the Director Option vest after the date of grant. The option vests with respect to 25% of the shares of Common Stock covered by such Director Option one year after the date of grant, with respect to an additional 25% of such shares of Common Stock two years after the date of grant, and with respect to the remaining shares of Common Stock three years after the date of grant.

       The exercise price for Director Options may be paid (i) by cash, certified check, bank draft or money order, (ii) by means of a cashless exercise through a registered broker-dealer, or (iii) by any other form of payment which is acceptable to the Board of Directors. The Board of Directors may also permit a holder to pay the exercise price and any applicable tax withholding by authorizing a third-party broker to sell all or a portion of the shares of Common Stock acquired upon exercise of the option and remit to the Company a sufficient portion of the sale proceeds to pay the exercise price and applicable tax withholding.

       The 2006 Director Incentive Plan prohibits any repricing of options after their grant, other than in connection with a stock split or the payment of a stock dividend.

RESTRICTED COMMON STOCK

       The Board of Directors may grant restricted Common Stock to any eligible Non-Employee Director. The amount of an award of restricted Common Stock, and any vesting or transferability provisions relating to such an award, are determined by the Board of Directors in their sole discretion.

       Subject to the terms and conditions of the 2006 Director Incentive Plan, each Non-Employee Director who receives a restricted Common Stock award will have the rights of a stockholder of the Company with respect to the shares of restricted Common Stock included in the award during any period of restriction established for the restricted Common Stock award. Dividends paid with respect to restricted Common Stock (other than dividends paid by means of shares of Common Stock or rights to acquire shares of Common Stock) will be paid to the holder of restricted Common Stock currently. Dividends paid in shares of Common Stock or rights to acquire shares of Common Stock will be added to and become a part of the holder's restricted Common Stock.

EFFECT OF CERTAIN TRANSACTIONS AND CHANGE OF CONTROL

       The 2006 Director Incentive Plan provides that appropriate adjustments may be made to any outstanding award in case of any change in the Company's outstanding Common Stock by reason of recapitalization, reorganization, subdivision, merger, consolidation, combination, exchange, stock dividend, or other relevant changes to the Company's capital structure. For any award granted under the 2006 Director Incentive Plan, the Board of Directors may specify the effect of a change in control of the Company with respect to that award.

FEDERAL INCOME TAX CONSEQUENCES

       The following discussion summarizes certain federal income tax consequences of the issuance and receipt of Director Options and restricted Common Stock pursuant to the 2006 Director Incentive Plan under the law as in effect on the date of this proxy statement. The rules governing the tax treatment of such options and restricted stock are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary does not purport to cover all federal tax consequences associated with the 2006 Director Incentive Plan, nor does it address state, local, or non-U.S. taxes.

     DIRECTOR OPTIONS

       A Non-Employee Director generally is not required to recognize income on the grant of a Director Option. Instead, ordinary income generally is required to be recognized on the date a Director Option is exercised. In general, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price.

     RESTRICTED COMMON STOCK

       Unless a Non-Employee Director who receives an award of restricted Common Stock makes an election under section 83(b) of the Code as described below, the Non-Employee

Director generally is not required to recognize ordinary income on the award of restricted Common Stock. Instead, on the date the shares vest (i.e., become transferable and no longer subject to forfeiture), the holder will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a section 83(b) election has not been made, any dividends received with respect to restricted Common Stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient. If a Non-Employee Director makes a section 83(b) election within 30 days of the date of transfer of the restricted Common Stock, the Non-Employee Director will recognize ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the holder will not be required to recognize additional ordinary income when the shares vest. However, if the shares are later forfeited, a loss can only be recognized up to the amount the holder paid, if any, for the shares.

     GAIN OR LOSS ON SALE OR EXCHANGE OF SHARES

       In general, gain or loss from the sale or exchange of shares received upon exercise of a Director Option or under a restricted stock award under the 2006 Director Incentive Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.

     DEDUCTIBILITY BY THE COMPANY

       In general, to the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of section 280G of the Code (see "Parachute Payments" below).

     PARACHUTE PAYMENTS

       Under the so-called "golden parachute" provisions of the Code, the accelerated vesting of options and restricted stock in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change of control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible to the corporation.

     WITHHOLDING

       Grants under the 2006 Director Incentive Plan are not subject to tax withholding. If an award results in income subject to withholding, the Company may require the participant to remit the withholding amount to the Company or cause shares of Common Stock to be withheld or sold in order to satisfy the tax withholding obligations.

     SECTION 409A

       Awards under the 2006 Director Incentive Plan should not generally result in the deferral of compensation that is subject to the requirements of section 409A of the Code.

RECOMMENDATION

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2006 DIRECTOR INCENTIVE PLAN. Approval of the 2006 Director Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on the proposal and present in person or by proxy at the Meeting. If not otherwise provided, proxies will be voted "FOR" approval of the 2006 Director Incentive Plan. Under Texas law, any unvoted position in a brokerage account with respect to any matter will be not be considered as entitled to vote on the proposal. Therefore, a broker non-vote will have no effect on the outcome of the proposal. Shares that are represented at the Meeting but abstain from voting will be counted as shares entitled to vote on the proposal and will have the same effect as a vote "AGAINST" the proposal.

               IDENTIFYING AND EVALUATING NOMINEES FOR DIRECTORS

       The Board Affairs Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Board Affairs Committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board Affairs Committee will consider various potential candidates for director. Candidates have in the past come to the attention of the Board of Directors or the Board Affairs Committee through current Board of Directors members, professional search firms, shareholders or other persons. Candidates are evaluated at regular or special meetings of the Board Affairs Committee, and may be considered at any point during the year. In evaluating such nominations, the Board Affairs Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors.

       Under the Company's Bylaws, a shareholder of the Company entitled to vote for the election of directors, may, if he or she complies with the following procedures, make a nomination for director at a shareholder meeting. Nominations for director may be made by shareholders only after compliance with the procedures set forth in the Company's Bylaws. The following summary is qualified in its entirety by reference to the full text of the Company's Bylaws.

       Written notice of a shareholder's intent to make such a nomination must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or public disclosure of the annual meeting date was made, whichever occurs first. A shareholder's notice to the Company shall set forth
(i) as to each person whom the shareholder proposes to nominate for election or re-election as director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor regulation thereto, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company that are beneficially owned by the shareholder, (iv) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination or nominations are to be made by such shareholder and (v) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

                                AUDIT COMMITTEE

       The Company has a standing Audit Committee established in accordance with
Section 3(a)(58)(A) of the Exchange Act. The current members of the Audit Committee are Messrs. Tauber, Weller and Simmons.

                             AUDIT COMMITTEE REPORT

       We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2005.

       We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

       We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

       Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

    John B. Simmons, Chairman      David W. Tauber     Fenner R. Weller, Jr.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

       The Board of Directors held six meetings during the year ended December 31, 2005. In 2005, each director attended at least 75% of the total combined number of meetings held by the Board of Directors and by the committees on which each director served.

       The Board of Directors currently has an Executive Committee, an Audit Committee, a Directors' Stock Option Plan Administration Committee (with respect to the Prior Director Plan), a Board Affairs Committee and a Compensation Committee.

       The Executive Committee is comprised of Messrs. Reeves and Mayell and is responsible for assisting with the general management of the business and affairs of the Company during intervals between meetings of the Board of Directors. Twelve meetings of the Executive Committee were held in 2005.

       The Audit Committee is comprised of John B. Simmons, who serves as chairman, David W. Tauber and Fenner R. Weller, Jr., each of whom the Board of Directors has determined is "independent" within the meaning of the NYSE listing standards and Rule 10A-3 under the Exchange Act. The Board of Directors has determined that Mr. Simmons is an audit committee financial expert as defined in applicable SEC and NYSE rules. The Board of Directors has adopted an Amended and Restated Audit Committee Charter, a copy of which is posted on the Company's web site at www.tmrx.com. The functions of the Audit Committee are to assist the Board of Directors and as required by law, regulation and Board of Directors directive, act on behalf of the Board of Directors, in its oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the engagement of the Company's independent auditors and their qualifications and independence and the performance of the Company's internal audit function and independent auditors, in additional to preparing the report the Securities and Exchange Commission rules require to be included in the Company's annual proxy statement. Seven Audit Committee meetings were held in 2005.

       The Directors' Stock Option Plan Administration Committee is comprised of Messrs. Reeves and Mayell and is responsible for administering the Prior Director Plan. One Directors' Stock Option Plan Administration Committee meeting was held in 2005.

       The Board Affairs Committee is comprised of David W. Tauber and E.L. Henry, each of whom the Board of Directors has determined is "independent" within the meaning of the rules of the NYSE. The Board Affairs Committee is governed by a written charter, a copy of which is posted on the Company's web site at www.tmrx.com. The Board of Directors has also adopted Corporate Governance Principles to be followed by the Board Affairs Committee, and has adopted a Code of Ethics and Business Conduct for its directors, officers and employees, copies of each of which are posted on the Company's web site at www.tmrx.com. The functions of the Board Affairs Committee are to monitor compliance with good corporate governance standards, to identify individuals qualified to become Board of Directors members, to recommend to the Board of Directors director nominees for election at the annual meeting of shareholders or for election by the Board of Directors to fill open seats between annual meetings, to recommend to the Board of Directors committee appointments for directors, to review and make recommendations to the Board of Directors regarding non-employee director compensation, and to develop and recommend to the Board of Directors corporate governance guidelines applicable to the Company. One Board Affairs Committee meeting was held in 2005.

       The Compensation Committee is comprised of E.L. Henry, serving as chairman, and Fenner R. Weller, Jr., each of whom the Board of Directors has determined is "independent" within the meaning of the rules of the NYSE. The Compensation Committee is governed by a written charter, a copy of which is posted on the Company's web site at www.tmrx.com. The functions of the Compensation Committee are to discharge the Board of Director's responsibilities relating to the evaluation and compensation of the Company's executive officers, including the Chief Executive Officer, the President and Chief Operating Officer and other senior executives, and to produce an annual report on executive compensation for inclusion in the Company's proxy statement. The Compensation Committee also reviews and makes recommendations to the Board of Directors regarding the executive compensation policies and programs that support the Company's overall business strategy. In addition, the

Compensation Committee will make recommendations to the Board of Directors regarding succession planning and development for senior executives and positions as needed. Nine Compensation Committee meetings were held in 2005.

                ATTENDANCE AT THE ANNUAL MEETING OF SHAREHOLDERS

       The Company's Board of Directors holds a regular meeting in conjunction with the Annual Meeting of Shareholders. Therefore, the directors are encouraged to and generally attend the Company's Annual Meeting of Shareholders. Nine directors attended the 2005 Annual Meeting of Shareholders.

                         COMMUNICATIONS WITH THE BOARD

       Any shareholder or other interested party wishing to send written communications to any one or more of the Company's Board of Directors may do so by sending them in care of Investor Relations at 1401 Enclave Parkway, Suite 300, Houston, Texas 77077. All such communications will be forwarded to the intended recipient(s).

       Any shareholder may obtain free of charge a printed copy of the Company's Corporate Governance Principles, Code of Ethics and Business Conduct, and charters for the Audit, Board Affairs and Compensation Committees of the Board of Directors, by sending a written request to 1401 Enclave Parkway, Suite 300, Houston, Texas 77077. This material may also be obtained from the Company's website at www.tmrx.com.

                      EXECUTIVE AND CERTAIN OTHER OFFICERS

       The following table provides information with respect to the executive officers and certain other officers of the Company. Each has been elected to serve until his or her successor is duly appointed or elected by the Board of Directors or his or her earlier removal or resignation from office.

                                                                                           Year First
                                                                                           Elected as
Name of Officer                         Position With the Company                    Age    Officer
---------------        -----------------------------------------------------------   ---   ----------
Joseph A. Reeves, Jr.  Chairman of the Board and Chief Executive Officer             59       1990
Michael J. Mayell      Director and President                                        58       1990
Lloyd V. DeLano        Senior Vice President and Chief Accounting Officer            55       1993
Alan S. Pennington     Vice President -- Business Development -- TMRX                52       1999
Thomas J. Tourek*      Senior Vice President -- Exploration -- TMRX                  63       1999
A. Dale Breaux*        Vice President -- Operations -- TMRX                          57       2002
Kendall A. Trahan      Vice President -- Land and Business Development -- TMRX       55       2005

* Non-executive officer.

For additional information regarding Messrs. Reeves and Mayell, see "Directors", above.

       Lloyd V. DeLano joined the Company in January 1992 performing contract work and became an employee of the Company in October 1992. Mr. DeLano was named Vice President -- Director of Accounting of The Meridian Resource & Exploration LLC, a wholly owned subsidiary of the Company ("TMRX"), in April 1993 and in June 1996 was named Vice President and Chief Accounting Officer of the Company. Mr. DeLano is a Certified Public Accountant with 30 years of oil and natural gas experience.

       Alan S. Pennington joined the Company in August 1989 as Vice
President -- Geology of TMRX and has held several positions with the Company. He is presently Vice President -- Business Development of TMRX.

       Thomas J. Tourek joined Meridian in June 1999, after nearly 30 years of experience at Shell in the discovery and development exploration and production projects. His successes in managing and performing geological and geophysical (including 3-D) evaluations span the greater Gulf of Mexico Basin, Europe, Africa, Latin America, and the Middle and Far East. Mr. Tourek holds a Bachelor of Science Degree in Geology from Wittenberg University, and a Masters Degree and Ph.D in Geology from Johns Hopkins University.

       A. Dale Breaux joined the Company in 2002 and is currently the Vice President -- Operations of TMRX. Mr. Breaux has nearly 30 years of field and management experience in onshore and offshore drilling operations at Sun Oil Company, Campbell Energy Corporation, and Petrofina. Mr. Breaux holds a Bachelor of Science in Petroleum Engineering from the University of Louisiana in Lafayette.

       Kendall A. Trahan joined Meridian in August 2005. Since June 1997, he served as Vice President of Land with Carrizo Oil & Gas, Inc. From 1994 to 1997, he served as Director of Joint Ventures Onshore Gulf Coast for Vastar Resources, Inc. And from 1982 to 1994, he served as Area Landman and a Division Landman and Director of Business Development for

Arco Oil & Gas Company. Prior to that, Mr. Trahan served as Staff Landman for Amerada Hess Corporation. He holds a Bachelor of Science degree from the University of Louisiana.

       There are no family relationships among the current officers and directors of the Company.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act requires the Company's officers and directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by the regulations promulgated under
Section 16(a) to furnish the Company with copies of all Section 16(a) forms they file.

       Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from January 1, 2005, through December 31, 2005, all officers, directors and greater than ten-percent shareholders of the Company were in compliance with applicable filing requirements.

                             EXECUTIVE COMPENSATION

       The following tables contain compensation data for the five highest paid executive officers serving at the end of 2005 whose 2005 salary and annual bonus compensation exceeded $100,000, and other individuals who would otherwise have been included in this table but for the fact that such individuals were not serving as executive officers of the Company at the end of 2005 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                 Long-Term
                                                                                               Compensation
                                                Annual Compensation                      -------------------------
                             ---------------------------------------------------------   Restricted    Securities
         Name and                                                      Other Annual         Stock      Underlying
    Principal Position       Year   Salary($)(1)   Bonus($)(1)(2)   Compensation($)(3)   Award($)(1)   Options(#)
    ------------------       ----   ------------   --------------   ------------------   -----------   -----------
Joseph A. Reeves, Jr.                                                                                   ---------
                             2005     $121,587        $803,466         $   120,161       $  800,000
CEO                                                                                                     ---------
                             2004      104,973         780,978              37,673          800,000
                                                                                                        ---------
                             2003       40,527         760,000              32,710          631,620
Michael J. Mayell                                                                                       ---------
                             2005     $121,587        $803,466         $   120,161       $  800,000
President                                                                                               ---------
                             2004      104,973         780,978              37,673          800,000
                                                                                                        ---------
                             2003       40,427         760,000              32,710          631,620
Lloyd V. DeLano                                                                                        $---------
                                                                       $ ---------       $---------
                             2005     $191,451        $752,861
Senior Vice President and                                                                               ---------
                                                                         ---------        ---------
                             2004      185,353         688,271
Chief Accounting Officer                                                                                ---------
                                                                         ---------        ---------
                             2003      169,399         368,026
James W. Carrington, Jr.(5)                                                                            $---------
                                                                       $ ---------       $---------
                             2005     $ 80,122        $490,771
Executive Vice President,                                                                               ---------
                                                                                          ---------
                             2004      184,044         691,495               1,416
Land and Legal -- TMRX                                                                                  ---------
                                                                                          ---------
                             2003      168,203         352,879               1,636
Alan S. Pennington                                                                                     $---------
                                                                                         $---------
                                                                       $ ---------
                             2005     $217,233        $720,010
Vice President, Business                                                                                ---------
                                                                                          ---------
                                                                         ---------
                             2004      210,313         688,271
Development -- TMRX                                                                                     ---------
                                                                                          ---------
                                                                         ---------
                             2003      192,210         369,063
Kendall Trahan(6)                                                                                      $---------
                                                                                         $---------
                                                                       $ ---------
                             2005     $ 69,664        $ 10,833
Vice President, Land and
Business Development


         Name and                All Other
    Principal Position       Compensation($)(4)
    ------------------       ------------------
Joseph A. Reeves, Jr.
                                  $14,000
CEO
                                   13,000
                                   12,000
Michael J. Mayell
                                  $14,000
President
                                   13,000
                                   12,000
Lloyd V. DeLano
                                  $14,000
Senior Vice President and
                                   13,000
Chief Accounting Officer
                                   12,000
James W. Carrington, Jr.(5)
                                  $11,881
Executive Vice President,
                                   13,000
Land and Legal -- TMRX
                                   12,000
Alan S. Pennington
                                  $14,000
Vice President, Business
                                   13,000
Development -- TMRX
                                   12,000
Kendall Trahan(6)
                                  $ 2,844
Vice President, Land and
Business Development

(1) Salary and bonus compensation excludes amounts deferred by Messrs. Reeves and Mayell pursuant to a deferred compensation plan (the "DCP"), which have been reported in the Restricted Stock Award column. The DCP was approved by the Board of Directors and the shareholders of the Company in 1996 as a method to preserve the Company's liquidity and further align the executive officers' interests with those of the Company's shareholders. No actual shares of Common Stock are issued and the officer has no rights with respect to any shares unless and until there is a distribution. Distributions cannot be made until the death, retirement or termination of employment of the officer. Until distribution, the value of such stock rights are subject to the general credit of the Company and the market value of the Common Stock. Pursuant to the DCP, the Company also granted to each officer an equal matching deferral, which is subject to a one-year vesting and is included in the Restricted Stock Award column. Under the terms of the grants, the employee and matching deferrals are allocated to a Common Stock account in which units are credited to the accounts of the officer based on the number of shares that could be purchased at the market price of the Common Stock at December 31, 1997 ($9 9/16 per share), for the deferrals during the first half of 1998; at June 30, 1998 ($7 1/16 per share), for the deferrals during the second half of 1998; at December 31, 1998 ($3 3/16 per share), for the deferrals during the first half of 1999; at June 30, 1999 ($3 7/8 per share), for the deferrals during the second half of 1999; at December 31, 1999 ($3.0625 per share), for the deferrals during the first half of 2000; at June 30, 2000 ($5.703125 per share), for the deferrals during the second half of 2000; at December 31, 2000 ($8.625 per share), for the deferrals during the first half of 2001; at

    June 30, 2001 ($7.17 per share), for the deferrals during the second half of 2001; at December 31, 2001 ($3.99 per share), for deferrals during the first half of 2002; at June 30, 2002 ($3.72 per share), for deferrals during the second half of 2002; at December 31, 2002 ($0.90 per share), for deferrals during the first half of 2003; at June 30, 2003 ($4.73 per share), for deferrals during the second half of 2003; at December 31, 2003 ($5.94 per share), for deferrals during the first half of 2004; at June 30, 2004 ($6.94 per share), for deferrals during the second half of 2004; at December 31, 2004 ($6.05 per share), for deferrals during the first half of 2005; and at June 30, 2005 ($4.78 per share), for deferrals during the second half of 2005. Pursuant to the DCP, Messrs. Reeves and Mayell each elected to defer $315,810, $400,000 and $400,000 of their compensation for 2003, 2004 and
    2005, respectively. As of December 31, 2005, each of Messrs. Reeves and Mayell had rights (including matching deferrals) to 1,707,704 shares and 1,518,284 shares, respectively, with a total value (including matching deferrals) as of December 31, 2005, of $7,172,357 and $6,376,793,
    respectively. An amount equal to the dividends, if any, that would have otherwise been paid with respect to such shares had they actually been issued will be credited to the respective Common Stock accounts as well.

(2) Under the Company's Well Bonus Plan, Mr. DeLano received bonus amounts in 2005, 2004 and 2003 as follows: $701,907, $688,271, and $360,326, respectively. Under the same plan Mr. Carrington was paid in 2005, 2004 and 2003 the following amounts: $490,771, $691,495, and $345,233, respectively. Under the same plan, Mr. Pennington was paid in 2005, 2004 and 2003 the following amounts: $701,907, $688,291, and $360,326, respectively.

(3) Includes the value conveyed during the applicable year attributable to net profits interests assigned to the Named Executive Officer during the applicable year in connection with their employment agreements. In connection with such employment agreements, the Company adopted in 1994 a program under which net profits interests are granted to certain key employees of the Company in prospects and wells that the Company is pursuing and drilling. In general, the net profits interest is 2.00% of any well and is subject to proportional reduction to the Company's interests. Pursuant to these arrangements, during 2003, 2004 and 2005, net profits interests of 2% were granted to each of Messrs. Reeves and Mayell in various prospects acquired by the Company in 2003, 2004 and 2005. Although such grants were intended to provide long-term incentive for the executive officer or employee by aligning his or her interests with those of the Company in its drilling efforts, such grants are not subject to vesting, the continued employment of the individual with the Company or other conditions. Accordingly, such grants are considered part of the Company's annual compensation package and not compensation under a long-term incentive plan. Each grant of a net profits interest is reflected in this table at a value based on a third party appraisal of the interest granted or the Company's current estimate of value for those prospects for which a third party appraisal has not yet been completed. Such values are appraisals or estimates only and the actual realized value of such interests may prove to be higher or lower than the amounts reflected in this table. See also
    "-- Employment Agreements" and "-- Well Bonus Plans and NPI Rights" below.

(4) Includes Company contributions to its 401(k) plan.

(5) Mr. Carrington resigned from the Company effective May 27, 2005.

(6) Mr. Trahan joined the Company effective August 8, 2005.

                    SECURITIES AUTHORIZED FOR ISSUANCE UNDER
                           EQUITY COMPENSATION PLANS

       The following table sets forth information as of December 31, 2005, with respect to our compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance:

                                                                        Number of Securities
                       Number of Securities                            Remaining Available for
                        to be Issued Upon       Weighted-Average        Future Issuance Under
                           Exercise of         Exercise Price of      Equity Compensation Plans
                       Outstanding Options,   Outstanding Options,      (Excluding Securities
Plan Category          Warrants and Rights    Warrants and Rights    Reflected in Column (a)(1))
-------------          --------------------   --------------------   ---------------------------
                               (a)                    (b)                        (c)
Equity compensation
  plans approved by
  security holders          6,781,454                $3.44                    2,162,478
Equity compensation
  plans not approved
  by security holders              --                   --                           --
                            ---------                -----                    ---------
Total                       6,781,454                $3.44                    2,162,478
                            =========                =====                    =========

(1) Does not include 3,850,000 shares which have been reserved for issuance in lieu of cash compensation under the Company's deferred compensation plan, which plan was approved by security holders.

                          OPTION GRANTS IN FISCAL 2005

       The following table sets forth those options granted to Named Executive Officers during 2005. Mr. Trahan was the only Named Executive Officer to receive option grants in fiscal 2005.

                                                                                    Potential
                                                                                 Realizable Value
                                                                                    at Assumed
                                                                                 Annual Rates of
                                          % of Total                               Stock Price
                          Number of        Options                               Appreciation for
                           Shares         Granted to    Exercise                   Option Term
                         Underlying      Employees in     Price     Expiration   ----------------
Name                   Options Granted   Fiscal Year    ($/share)      Date      5%($)     10%($)
----                   ---------------   ------------   ---------   ----------   ------    ------
Kendall A. Trahan          10,000            33.3%        $4.92     7/15/2015    30,942    78,412

       The following table summarizes the number and value of options exercised by the Named Executive Officers during 2005, as well as the number and value of unexercised options owned by the Named Executive Officers as of December 31, 2005.

                 AGGREGATE OPTION EXERCISES IN FISCAL YEAR 2005
                       AND DECEMBER 31, 2005 OPTION VALUE

                                                                  Number of Securities    Value of Unexercised
                                                                       Underlying             In-the-Money
                                                                  Unexercised Options          Options at
                                                                    at December 31,           December 31,
                                                                        2005(#)                  2005($)
                                Shares Acquired       Value           Exercisable/            Exercisable/
Name                            on Exercise(#)     Realized($)      Unexercisable(1)          Unexercisable
----                            ---------------    -----------    --------------------    ---------------------
Joseph A. Reeves, Jr.(1)              --               --          1,600,000/-----         $1,237,500/-----
Michael J. Mayell(1)                  --               --          1,600,000/-----         $1,237,500/-----
Lloyd V. DeLano                       --               --           42,500/-----            $20,625/-----
James W. Carrington, Jr.                                             -----/-----             -----/-----
                                      --               --
                                                                    11,000/-----             $4,125/-----
Alan S. Pennington                    --               --
Kendall Trahan                                                                               -----/-----
                                      --               --            2,500/7,500

(1) Excludes (i) the warrants (the "General Partner Warrants") granted to each of Messrs. Reeves and Mayell in October 1990 in connection with the Company's formation and (ii) warrants ("Executive Officer Warrants") issued in prior years to Messrs. Reeves and Mayell in connection with the surrender of certain "Class B Warrants" to the Company. The value of these warrants at December 31, 2005, based on the difference between the market price of the Common Stock at December 31, 2005 and the exercise price of the respective warrants, was $3,595,936 for each of Messrs. Reeves and Mayell.

EMPLOYMENT AGREEMENTS

       The Company has entered into an employment agreement ("Employment Agreement") with each of Messrs. Reeves and Mayell. Each Employment Agreement is for a term of three years, renewable annually for a term to extend three years from such renewal date. Each Employment Agreement provides for compensation in a minimum amount of $289,800 per annum along with annual bonuses in cash substantially consistent with previous annual bonuses, to be reviewed at least annually for possible increases, and additional bonuses and other perquisites in accordance with Company policy. If either of Messrs. Reeves or Mayell terminates his employment for "Good Reason" (as defined below), or is terminated by the Company for other than "Good Cause" (as defined below), such individual would receive a cash lump sum payment equal to the sum of (i) the base salary for the remainder of the employment period under the Employment Agreement, (ii) an amount equal to the last annual bonus paid to him, (iii) two times the sum of his annual base salary and last annual bonus, (iv) all compensation previously deferred and any accrued interest thereon, (v) a lump-sum retirement benefit equal to the actuarial equivalent of the benefits lost by virtue of the early termination of the employee and (vi) continuation of benefits under the Company's benefit plans. If either of Messrs. Reeves or Mayell dies or is terminated by the Company for Good Cause, such individual or such individual's estate, as applicable, would receive all payments then due him under the Employment Agreement through the date of termination, including a prorated annual bonus and any compensation previously deferred. Each of Messrs. Reeves and

Mayell also is entitled under his Employment Agreement to certain gross-up payments if an excise tax is imposed pursuant to Section 4999 of the Internal Revenue Code, which imposes an excise tax on certain severance payments in excess of three times an annualized compensation amount following certain changes in control.

       The term "Good Reason" is defined in each Employment Agreement, with respect to each of Messrs. Reeves and Mayell, generally to mean (i) a change in the nature or scope of the duties or responsibilities of such individual, unless remedied by the Company, (ii) any failure by the Company to pay any form of compensation stated in each Employment Agreement, unless remedied by the Company, (iii) requiring such individual to be based at any office or location 30 miles or more from the current location of the Company, other than travel reasonably required in the performance of such individual's responsibilities,
(iv) any purported termination by the Company of such individual's employment other than due to death or for Good Cause or (v) any failure of the Company to require a successor of the Company to assume the terms of the Employment Agreement. The term "Good Cause" is defined in each Employment Agreement, generally to mean (i) such individual has been convicted of a felony that is no longer subject to direct appeal, (ii) such individual has been adjudicated to be mentally incompetent so as to affect his ability to serve the Company and such adjudication is no longer subject to direct appeal or (iii) such individual has been found guilty of fraud or willful misfeasance so as to materially damage the Company and such finding is no longer subject to direct appeal.

       Messrs. Reeves and Mayell were granted a 2% net profits interest in the oil and natural gas production from the Company's properties to the extent the Company acquires a mineral interest therein. The net profits interest for Messrs. Reeves and Mayell applies to all properties on which the Company expends funds during their employment with the Company. The net profits interests represent real property rights that are not subject to vesting or continued employment with the Company. Messrs. Reeves and Mayell did not participate in the Well Bonus Plans (as such term is defined under "-- Well Bonus Plans and NPI Rights" below) for any particular property to the extent their original 2% net profits interest grant covered such property. See also note 3 under "-- Summary Compensation Table" above and "-- Well Bonus Plans and NPI Rights" below.

       Mr. Lloyd V. DeLano entered into an employment agreement with the Company under which he is given the title Senior Vice President and Chief Accounting Officer of the Company. Mr. DeLano's employment agreement provides that he will receive a monthly salary of $15,954 and an annual bonus in the amount determined in the discretion of the Company's Board of Directors. If Mr. DeLano is terminated, depending on the circumstances, he may be entitled to receive a payment equal to six times his monthly salary. Also, if a change in control of the Company occurs, he may be entitled to receive his monthly salary for eighteen months after such event.

       Mr. Alan S. Pennington entered into an employment agreement with the Company under which he is given the title Vice President -- Business Development of TMRX. Mr. Pennington's employment agreement provides that he will receive a monthly salary of $18,103 and an annual bonus in the amount determined in the discretion of the Company's Board of Directors. If Mr. Pennington is terminated, depending on the circumstances, he may be entitled to receive a payment equal to six times his monthly salary. Also, if a change in control of the Company occurs, he may be entitled to receive his monthly salary for eighteen months after such event.

THE INCENTIVE PLANS

       The Company's existing stock option plans (the "Incentive Plans") authorize the Board of Directors or a Committee of the Board of Directors to issue stock options, stock appreciation rights, restricted stock and performance awards. The aggregate number of shares of Common Stock that currently may be issued under the Incentive Plans is 9,607,528, which represents approximately 11% of the total number of shares of Common Stock outstanding. There are currently 7,448,791 shares allocated to outstanding options or existing or future stock rights under deferred compensation arrangements under the Incentive Plans. Therefore, approximately 2,148,737 shares are available for grant of additional options or stock-based compensation. As of December 31, 2005, 3,069,150 of the stock options granted under the Incentive Plans were "in-the-money."

WELL BONUS PLANS AND NPI RIGHTS

       During 1998, the Company implemented a net profits program that was adopted effective as of November 1997. All employees participated in this program. Pursuant to this program, the Company adopted three separate well bonus plans: (i) The Meridian Resource Corporation Geoscientist Well Bonus Plan (the "Geoscientist Plan"), (ii) The Meridian Resource Corporation TMR Employees Trust Well Bonus Plan (the "Trust Plan") and (iii) The Meridian Resource Corporation Management Well Bonus Plan (the "Management Plan"), and with the Trust Plan and the Geoscientist Plan, (the "Well Bonus Plans"). The Executive Committee of the Board of Directors, which is comprised of Messrs. Reeves and Mayell, administered each of the Well Bonus Plans. The participants in each of the Well Bonus Plans were designated by the Executive Committee in its sole discretion. Participants in the Management Plan were limited to executive officers of the Company and other key management personnel designated by the Executive Committee. Neither Messrs. Reeves nor Mayell participated in the Management Plan during 2005. The participants in the Trust Plan generally were all employees of the Company that did not participate in one of the other Well Bonus Plans. Pursuant to the Well Bonus Plans, the Executive Committee designated, in its sole discretion, the individuals and wells that participated in each of the Well Bonus Plans. The Executive Committee also determined the percentage bonus that was paid under each well and the individuals that participated thereunder. The Well Bonus Plans covered all properties on which the Company expended funds during each participant's employment with the Company, with the percentage bonus generally ranging from less than .1% to .5% of the net profits derived from each well included in the well bonus plan, depending on the level of the employee.

       Effective March 2001, the participants in the Geoscientist Plan were notified that no additional future wells would be placed into the plan. During 2002, the Executive Committee decided to modify this position and for certain key geoscientists the plan will include future new wells through July, 2002.

       Effective December 2001, an agreement was executed to repurchase and terminate certain interests in the Well Bonus Plans from current and former employees in exchange for the issuance of Common Stock. The offering was for a total of 1,940,991 shares of the

Common Stock. The Common Stock was issued on February 4, 2002, at the then current price of $3.48 per share.

COMPENSATION OF DIRECTORS

       Each non-employee director of the Company receives an annual retainer, payable in quarterly installments, of $25,000. In addition, each of the chairmen of the Audit Committee, Board Affairs Committee and the Compensation Committee receives annual payments of $10,000, $2,500 and $2,500, respectively. The other members of the Audit Committee receive annual payments of $6,500. Each non-employee director receives $2,500 for each Board of Directors meeting attended in person or $1,000 for each Board of Directors meeting attended telephonically, and $1,000 for each Board of Directors committee meeting attended in person or $500 for each Board of Directors committee meeting attended telephonically. Non-employee directors also are reimbursed for expenses incurred in attending Board of Directors and committee meetings, including those for travel, food and lodging. Directors and members of committees of the Board of Directors who are employees of the Company or its affiliates are not compensated for their Board of Directors and committee activities.

       The Company's prior Director Stock Option Plan (the "Prior Director Plan") expired by its terms on December 31, 2005 and no additional stock options may be granted under the plan. Stock options granted prior to the termination of the Prior Director Plan will remain outstanding until such options have been settled, terminated or forfeited. Under the Prior Director Plan, each non-employee director was granted, on the date of his appointment, election, reappointment or re-election as a member of the Board of Directors, an option ("Prior Director Plan Option") to purchase 15,000 shares of Common Stock at an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant. The duration of each Prior Director Plan Option is five years from the date of grant, and each Director Option may be exercised in whole or in part at any time after the date of grant; provided, however, that the option vests with respect to 25% of the shares of Common Stock covered by such Prior Director Plan Option one year after the date of grant, with respect to an additional 25% of such shares of Common Stock two years after the date of grant, and with respect to the remaining shares of Common Stock three years after the date of grant. There are currently outstanding options to acquire 255,000 shares under the Prior Director Plan with a weighted average exercise price of $7.30 per share.

                        REPORT ON EXECUTIVE COMPENSATION

GENERAL POLICY AND PHILOSOPHY

       The Compensation Committee's objective is to compensate executive officers in a manner that promotes recruiting, motivating, and retaining exceptional employees who will help the Company achieve its earnings and growth objectives which are consistent with building stockholder value. Fixed compensation and incentives are provided through the combination of cash salaries and bonuses, stock option and other stock-based awards, and grants of net profit interests in the Company's drilling prospects. The Company's overall compensation package is intended to provide the Company's executive officers with above average compensation for above average results and performance, with an emphasis on compensation that rewards the executive for actions that have demonstrably benefited the long-term interests of the Company.

       The Compensation Committee consists exclusively of non-employee, independent directors, and is responsible for overseeing the compensation and benefit programs of the Company's senior executives. It maintains oversight on the incentive and equity-based programs for the management team and other employees. Consistent with the Company's Governance guidelines (located at: www.tmrc.com) the Compensation Committee has established policies governing its role and responsibilities in administering the compensation and benefits of all of our executives including the named executive officers and Company's Chief Executive Officer.

ACTIONS DURING 2005

       For 2005 the newly organized Compensation Committee reviewed existing market data, interviewed consultants and, upon engagement of an independent outside compensation consultant, began a detailed review of the current programs in place for the named executive officers and other key positions. This process is underway at the time of the proxy and the outcome will allow the Committee to more precisely describe the linkage between the current programs and the stated philosophy and associated industry practices.

       The 2005 compensation, as reflected in the Summary Compensation Tables, was derived from contractual terms covering the annual bonus, the net profit interest plans and the matching Company contributions under the Company's deferred compensation plans.

       In 2005, decisions with respect to the cash compensation of the Company's executive officers were made in the following manner. The Employee Compensation Committee of the Board of Directors, which is comprised of Messrs. Reeves and Mayell, set the salaries of all employees (except for themselves), including officers and other senior executives, and granted cash bonuses to such officers and other senior executives. Cash compensation decisions with respect to Messrs. Reeves and Mayell were approved by the Board of Directors, with Messrs. Reeves and Mayell abstaining. Decisions with respect to the granting of stock-based awards and the payment of other non-cash compensation for all of the Company's executive officers, including Messrs. Reeves and Mayell, were made by the full Board of Directors, with each of Messrs. Reeves and Mayell abstaining with respect to matters pertaining to either one of them. The Compensation Committee continues to review the Company's compensation policies and procedures in light of evolving corporate governance standards and changes in legislation and regulation.

SPECIFIC STRATEGY FOR PAY COMPONENTS

     Base Salary

       The base salaries of the Company's employees are determined based on their functional role with the Company, their talents and experience and competitive market factors, including the deliberate strategy by the Company to attract and retain executives with expertise and proven success in 3-D seismic exploration. Generally, and for most employees, base salaries are received in cash, however, the Company adopted a deferred compensation program in 1996 that allows the Company's Chief Executive Officer, President and other officers to receive payment of their salaries in deferred stock rights in lieu of cash compensation. The purpose of this deferred compensation program is to preserve Company liquidity and further align the executive officers' interests with those of the Company's shareholders. Stock cannot be issued under such deferred compensation arrangements until the death, retirement or termination of the executive officer, and until such issuance, the value of such stock rights are subject to the general credit of the Company and changes in market value for the Company's Common Stock.

       In reviewing the base salaries and annual incentives of the Company's executive officers, the Company considers data from published surveys and reports regarding compensation of executive officers from a cross section of other energy companies, which may or may not include companies represented in the peer group used in completing the Company's performance graph. These reports are used as a check on the general competitiveness of the Company's salaries and not solely as a means to mathematically establish salaries within specified percentiles of salary ranges.

     Bonus Compensation

       Bonus compensation is provided to the Company's executive officers and other employees from time to time based on their employment agreements, if any, the financial results of the Company and various subjective factors, including the executive's or employee's contribution to the Company's success in finding reserves and acquiring prospects, identifying and obtaining sources of capital for the Company and increasing shareholder value. In addition to the annual incentive the Company has paid a Christmas bonus of up to one month's base salary to all of its employees during 2003, 2004 and 2005.

     Net Profit Interests

       The Company believes that the granting of participation interests in the Company's prospects to its employees promotes in them a proprietary interest in the Company's exploration efforts that benefits the Company and its shareholders. To achieve this objective, the Company grants an interest (either in the form of a bonus or real property right, depending on the level of the employee) in the net profits received from all wells drilled to all of its employees, including its executive officers. Each employee's level of participation in these well bonus plans is based on various factors, including the employee's tenure, salary level, job classification and contribution to the Company's long-term prospects.

     Long-Term Incentive Equity-Based Compensation

       The Board of Directors and the Compensation Committee believe that long-term incentive compensation is an important component of the Company's compensation program and that the value of long-term incentive compensation should be directly related to increases in shareholder value. Thus, as part of total compensation, the Company provides long-term incentive compensation to its executive officers through stock options and restricted stock grants under the Company's stock option plans. It is the intention of the Board of Directors and the Compensation Committee to continue to rely on the importance of each executive having a significant portion of his or her financial well-being tied to the long-term success of the Company and its shareholders. We believe further that stock-based compensation in which the executives have a sizeable portion of their contingent compensation at risk will be an important element of pay into the future.

DISCUSSION OF COMPENSATION OF THE CHIEF EXECUTIVE OFFICER AND PRESIDENT

       During 2005, Messrs. Reeves' and Mayell's salaries and bonuses were paid in accordance with their employment agreements. The Board of Directors and the Compensation Committee believe that granting stock options and the approval of bonus payments further align Messrs. Reeves and Mayell's interests with those of the Company, rewarding them for their efforts that were instrumental to the successful production efforts and the corresponding reserve replacements and, therefore, the future success of the Company.

TAX MATTERS

       Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended, currently imposes a $1 million limitation on the deductibility of certain compensation paid to the Company's five highest paid executive officers. Excluded from the limitation is compensation that is "performance based". Excluded compensation must meet certain criteria, including being based upon predetermined objective standards approved by the Company's shareholders. Awards under the Incentive Plans, as well as bonus and salary compensation awarded to the Company's executive officers, do not currently satisfy the requirements of
Section 162(m). The Board of Directors intend to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by them in the future.

                                          E.L. Henry
                                          Fenner R. Weller, Jr.

                            STOCK PERFORMANCE GRAPH

       The following performance graph compares the performance of the Common Stock to the New York Stock Exchange Market Index and Peer Group Index from December 31, 2000 through December 31, 2005. The graph assumes that the value of the investment in the Common Stock and each index was $100 at December 31, 2000, and that all dividends were reinvested.

                              (PERFORMANCE GRAPH)

                          2000   2001    2002    2003     2004     2005
      DECEMBER 31,        ----   -----   -----   -----   ------   ------
The Company               100    46.26   10.43   68.87    70.14    48.70
NYSE Market Index         100    91.09   74.41   96.39   108.85   117.84
Peer Group Index          100    71.24   69.55   91.08   129.58   184.78

       The Company's Peer Group is comprised of Cabot Oil & Gas Corp., Chesapeake Energy Corporation, Comstock Resources, Inc., Denbury Resources, Inc., Energy Partners Ltd., Petroquest Energy, Inc., Remington Oil & Gas Corporation, St. Mary Land & Exploration, Stone Energy Corporation and Swift Energy Company.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       As discussed above, certain components of the compensation of the executive officers of the Company, other than Messrs. Reeves and Mayell, are determined by the Employee Compensation Committee of the Board of Directors of the Company, which is comprised of Messrs. Reeves and Mayell. Stock-based and other non-cash compensation decisions with respect to the Company's executive officers are made by the full Board of Directors, with each of Messrs. Reeves and Mayell abstaining with respect to matters pertaining to either one of them. For a discussion of certain transactions between the Company and members of the Board of Directors, see "Certain Relationships and Related Transactions" below. In addition, cash compensation decisions during 2005 with respect to Messrs. Reeves and Mayell were made by the full Board of Directors, with each of Messrs. Reeves and Mayell abstaining.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth information, as of April 14, 2006, with respect to the beneficial ownership of Common Stock by (a) each current director, (b) each Named Executive Officer, (c) each shareholder known by the Company to be the beneficial owner of more than 5% of the Common Stock and (d) all executive officers and directors of the Company as a group.

                                                              Number of
                                                                Shares
                                                             Beneficially
Name                                                           Owned(1)     Percent
----                                                         ------------   -------
Joseph A. Reeves, Jr.(2)                                       5,342,648      5.8%
Michael J. Mayell(3)                                           5,040,779      5.5%
Lloyd V. DeLano(4)                                                94,766        *
Alan S. Pennington(5)                                             41,229        *
Kendall A. Trahan(6)                                               7,500        *
E. L. Henry(7)                                                    24,750        *
Joe E. Kares(8)                                                   18,750        *
Gary A. Messersmith(9)                                            42,222        *
David W. Tauber(10)                                               11,090        *
John B. Simmons(11)                                                7,500        *
Fenner R. Weller, Jr.(12)                                         50,000        *
All executive officers and directors as a group (11
  persons)(2),(3),(4),(5),(6),(7),(8),(9),(10),(11) and
  (12)                                                        10,681,234     11.0%
Dimensional Fund Advisors Inc.(13)                             4,433,169      5.1%
Barclays(14)                                                   5,511,930      6.3%

* Less than one percent.

 (1) Shares of Common Stock which are not outstanding but which can be acquired by a person upon exercise of an option or warrant within sixty days are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person. Each such person has sole voting and dispositive power for its shares of Common Stock, unless otherwise noted.

 (2) Includes 880,063 shares, 714,000 shares and 1,600,000 shares of Common Stock that Mr. Reeves has the right to acquire upon the exercise of the General Partner Warrant, Executive Warrants, and stock options under the Company's stock option plans, respectively. Also includes 1,728,079 vested shares underlying deferred compensation arrangements. Excludes 23,297 unvested shares under deferred compensation arrangements. Mr. Reeves' business address is 1401 Enclave Parkway, Suite 300, Houston, Texas 77077.

 (3) Includes 880,063 shares, 714,000 shares and 1,600,000 shares of Common Stock that Mr. Mayell has the right to acquire upon the exercise of the General Partner Warrant, Executive Warrants, and stock options under the Company's stock option plans, respectively. Also includes 1,538,659 vested shares underlying deferred compensation arrangements. Excludes 23,297 unvested shares under deferred compensation arrangements. Mr. Mayell's business address is 1401 Enclave Parkway, Suite 300, Houston, Texas 77077.

 (4) Includes 42,500 shares of Common Stock that Mr. DeLano has the right to acquire upon the exercise of stock options.

 (5) Includes 11,000 shares of Common Stock that Mr. Pennington has the right to acquire upon the exercise of stock options.

 (6) Includes 2,500 shares of Common Stock that Mr. Trahan has the right to acquire upon the exercise of stock options. Excludes 7,500 shares underlying options that are not exercisable within 60 days.

 (7) Includes 18,750 shares of Common Stock that Mr. Henry has the right to acquire upon the exercise of stock options. Excludes 11,250 shares underlying options that are not exercisable within 60 days.

 (8) Includes 18,750 shares of Common Stock that Mr. Kares has the right to acquire upon the exercise of stock options. Excludes 11,250 shares of Common Stock that are not exercisable within 60 days.

 (9) Includes 18.750 shares of Common Stock that Mr. Messersmith has the right to acquire upon the exercise of stock options. Excludes 11,250 shares of Common Stock that are not exercisable within 60 days.

(10) Includes 3,750 shares of Common Stock that Mr. Tauber has the right to acquire upon the exercise of stock options. Excludes 26,250 shares underlying options that are not exercisable within 60 days.

(11) Includes 7,500 shares of Common Stock that Mr. Simmons has the right to acquire upon the exercise of stock options. Excludes 22,500 shares underlying options that are not exercisable within 60 days.

(12) Includes 7,500 shares of Common Stock that Mr. Weller has the right to acquire upon the exercise of stock options. Excludes 37,500 shares underlying options that are not exercisable within 60 days.

(13) This information is based on information contained in a Schedule 13G filing made by Dimensional Fund Advisors Inc. ("Dimensional") with the Securities and Exchange Commission on February 6, 2006. The principal business address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over Common Stock held by the Funds. However, all securities reported by Dimensional are owned by the Funds.

(14) This information is based on information contained in a Schedule 13G filing made by Barclays Global Investors, NA, Barclays Global Funds Advisors, Barclays Global Investors, LTD and Barclays Global Investors Japan Trust and Banking Company Limited ("Barclays") with the Securities and Exchange Commission on January 26, 2006. The principal business address of Barclays Global Investors, NA and Barclays Global Funds Advisors is 45 Freemont Street, San Francisco, CA 94105. The principal business address of Barclays Global Investors, LTD is Murray House, 1 Royal Mint Court, London, England EC3N 4HH. The principal business address of Barclays Global Investors Japan Trust and Banking Company Limited is Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-0012 Japan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PARTICIPATION INTERESTS

       In the ordinary course of business, the Company offers participation in exploration prospects to industry partners. Terms of each participation vary depending on the risk and economic conditions existing in the oil and gas industry at the time of grant. In addition, in an effort to provide the Company's executive officers and key employees with additional incentive to identify and develop successful exploratory prospects for the Company, the Company has adopted a policy of offering to its principal executive officers and key employees responsible for the identification and development of prospects the right to participate in each of the prospects pursued by the Company. Such participation is required to be on the same terms and conditions as the Company and its outside partners and is currently limited in aggregate to an approximate 8% working interest in any prospect. The maximum percentage that either Messrs. Reeves or Mayell may elect to participate in any prospect is a 4% working interest. Beginning with 2002, each of Messrs. Reeves and Mayell have participated in every prospect that the Company has drilled on a 3.5% working interest basis. Prior to 2002, through 1994, Messrs. Reeves and Mayell each participated with the Company for a 1.5% working interest basis on all drilled prospects.

       During 2005, both Messrs. Reeves and Mayell, either personally or through wholly-owned or affiliated corporations, participated as working interest owners in properties of the Company. Under the terms of the operating and other agreements relating to the Company's wells and prospects, the Company, as operator, incurs various expenses relating to the prospect or well that are then billed to the working interest owner. During 2005, each of Texas Oil Distribution and Development, Inc. ("TODD") and JAR Resources LLC ("JAR") (companies owned by Mr. Reeves) and Sydson Energy, Inc. ("Sydson") (a company owned by Mr. Mayell) were indebted to the Company for certain expenses paid by the Company in respect of their working interest in various prospects and wells in which the Company acted as operator.

       TODD, JAR and Sydson collectively invested approximately $9,997,000 for the year ended December 31, 2005, in oil and natural gas drilling activities for which the Company was the operator. Net amounts due to TODD, JAR and Mr. Reeves were approximately $2,308,000 as of December 31, 2005. Net amounts due to Sydson and Mr. Mayell were approximately $2,330,000.

OTHER

       Joe E. Kares, a member of the Board of Directors, is a partner in the public accounting firm of Kares & Cihlar, which provided the Company and its affiliates with accounting services for the years ended December 31, 2005, 2004 and 2003 and received fees of approximately $320,000, $255,000, and $210,000, respectively. These fees exceeded 5% of the gross revenues of Kares & Cihlar for 2005. The Company believes that these fees were equivalent to the fees that would have been paid to similar firms providing its services in arm's length transactions. Mr. Kares also participated in the Well Bonus Plans pursuant to which he was paid approximately $464,000 during 2005, $298,000 during 2004 and $61,000 during 2003.

       Mr. Gary A. Messersmith, a Director of Meridian, is currently a Member of the law firm of Looper, Reed and McGraw in Houston, Texas, which provided legal services for the Company for the years ended December 31, 2005, 2004 and 2003, and received fees of approximately $19,000, $12,000, and $49,000, respectively. Management believes that such fees were equivalent to fees that would have been paid to similar firms providing such services in arm's length transactions. In addition, the Company has Mr. Messersmith on a personal retainer of $8,333 per month relating to his services provided to the Company and a bonus in the form of personal property valued at $12,500 was awarded during 2002. Mr. Messersmith also participated in the Management Plan, pursuant to which he was paid approximately $702,000 during 2005, $688,000 during 2004, $360,000 during 2003, and $377,000 during 2002.

       Mr. Joseph A. Reeves, Jr., an officer and Director of Meridian, has two relatives currently employed by the Company. J. Drew Reeves, his son, is a staff member in the Land Department. He has a Masters degree in Business Administration from Louisiana State University and was employed as a Landman for the firm of Land Management LLC in Metairie, Louisiana, prior to joining Meridian in 2003. Mr. Drew Reeves was paid $100,000, $80,000 and $40,000 for the years 2005, 2004 and 2003, respectively. Jeff Robinson is the son-in-law of Joseph A. Reeves, Jr. and is employed as the Manager of the Company's Information Technology Department and has been paid $111,000, $101,000 and $42,000 for the years 2005, 2004 and 2003, respectively. Mr. Robinson earned his undergraduate degree in MIS from Auburn University and was employed by BSI Consulting for five years prior to joining Meridian in 2003. J. Todd Reeves, a previous partner in the law firm of Creighton, Richards, Higdon and Reeves in Covington, Louisiana, is the son of Joseph A. Reeves, Jr. This law firm provided legal services for the Company for the years ended December 31, 2005 and 2004, and received fees of approximately $32,000 and $67,000, respectively. Currently he is a partner in the law firm of J. Todd Reeves and Associates, and is providing legal services to the Company and received fees of approximately $100,000 in 2005. Such fees exceeded 5% of the gross revenues for these firms for those respective years. Management believes that such fees were equivalent to fees that would have been paid to similar firms providing such services in arm's length transactions.

       Michael W. Mayell, the son of Michael J. Mayell, an officer and Director of Meridian, is a staff member in the Production Department, and was paid $79,000, $60,000, and $30,000, for the years 2005, 2004 and 2003, respectively.
James T. Bond, former Director of Meridian, is the father-in-law of Michael J. Mayell, and has provided consultant services to the Company and received fees in the amount of $175,000, $124,000, and $115,000, for the years 2005, 2004 and
2003, respectively.

                     PRINCIPAL ACCOUNTANT FEES AND SERVICES

       BDO Seidman, LLP served as the Company's principal independent registered public accounting firm for the fiscal year ended December 31, 2005. BDO Seidman, LLP's engagement to conduct the audit of the Company for the fiscal year ended December 31, 2006 was approved by the Audit Committee. A representative of BDO Seidman, LLP will attend the Meeting with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

AUDIT FEES

       The following table presents fees for the audits of the Company's annual consolidated financial statements for 2005 and 2004 provided by BDO Seidman, LLP for the fiscal years ended December 31, 2005 and December 31, 2004.

                                                      2005        2004
                                                    --------   ----------
Audit Fees                                          $628,629   $1,199,832

       Either the Audit Committee or the Chairman of the Audit Committee approved all engagements of the independent accountants in advance, except with respect to the appointment of the independent audit firm, which is made by the Audit Committee. In the event the Audit Committee Chairman approves any such engagement, he discusses such approval with the Audit Committee at its next meeting.

                                 OTHER BUSINESS

       Management does not intend to bring any business before the Meeting other than the matters referred to in the accompanying notice and at this date has not been informed of any matters that may be presented to the Meeting by others. If, however, any other matters properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote, pursuant to the proxy, in accordance with their best judgment on such matters.

                             SHAREHOLDER PROPOSALS

       Any proposal by a shareholder to be presented at the Company's 2007 Annual Meeting of Shareholders (the "2007 Annual Meeting") must be received by the Company no later than January 2, 2007, in order to be eligible for inclusion in the Company's Proxy Statement and proxy used in connection with the 2007 Annual Meeting. Shareholder proposals as to which the Company receives notice that are proposed to be brought before the 2007 Annual Meeting (outside the process of the SEC's rule on shareholder proposals) will be considered not properly brought before the meeting, and will be out of order, unless the Company receives the notice as to that matter prior to March 23, 2007.

                  By order of the Company's Board of Directors

                                Joseph A. Reeves

                             Joseph A. Reeves, Jr.
                           Chairman of the Board and
                            Chief Executive Officer

May 19, 2006

                                                                       Exhibit A

                       THE MERIDIAN RESOURCE CORPORATION
                  2006 NON-EMPLOYEE DIRECTORS' INCENTIVE PLAN

                       THE MERIDIAN RESOURCE CORPORATION
                  2006 NON-EMPLOYEE DIRECTORS' INCENTIVE PLAN

ARTICLE I      ESTABLISHMENT, PURPOSE AND DURATION.........................    1
  1.1          Establishment...............................................    1
  1.2          Purpose of the Plan.........................................    1
  1.3          Duration of the Plan........................................    1


ARTICLE II     DEFINITIONS.................................................    1
  2.1          Affiliate...................................................    1
  2.2          Award.......................................................    1
  2.3          Award Agreement.............................................    1
  2.4          Board.......................................................    1
  2.5          Code........................................................    1
  2.6          Company.....................................................    2
  2.7          Corporate Change............................................    2
  2.8          Date of Grant...............................................    2
  2.9          Disability..................................................    2
  2.10         Dividend Equivalent.........................................    2
  2.11         Fair Market Value...........................................    2
  2.12         Fiscal Year.................................................    2
  2.13         Holder......................................................    2
  2.14         Minimum Statutory Tax Withholding Obligation................    2
  2.15         Non-Employee Director.......................................    2
  2.16         Option......................................................    2
  2.17         Optionee....................................................    2
  2.18         Option Price................................................    2
  2.19         Period of Restriction.......................................    2
  2.20         Plan........................................................    3
  2.21         Restricted Stock............................................    3
  2.22         Restricted Stock Award......................................    3
  2.23         Section 409A................................................    3
  2.24         Stock.......................................................    3


ARTICLE III    ELIGIBILITY AND PARTICIPATION...............................    3
  3.1          Eligibility.................................................    3
  3.2          Participation...............................................    3



ARTICLE IV     GENERAL PROVISIONS RELATING TO AWARDS.......................    3
  4.1          Authority to Grant Awards...................................    3
  4.2          Dedicated Shares; Maximum Awards............................    3
  4.3          Shares That Count Against Limit.............................    3
  4.4          Non-Transferability.........................................    4
  4.5          Requirements of Law.........................................    4
  4.6          Changes in the Company's Capital Structure..................    4
  4.7          Election Under Section 83(b) of the Code....................    7
  4.8          Forfeiture Events...........................................    7
  4.9          Award Agreements............................................    7
  4.10         Amendments of Award Agreements..............................    7
  4.11         Rights as Stockholder.......................................    7
  4.12         Issuance of Shares of Stock.................................    7
  4.13         Restrictions on Stock Received..............................    8
  4.14         Compliance With Section 409A................................    8


ARTICLE V      OPTIONS.....................................................    8
  5.1          Authority to Grant Options..................................    8
  5.2          Option Grants...............................................    8
  5.3          Vesting of Option...........................................    8
  5.4          Duration of Option..........................................    8
  5.5          Option Agreement............................................    8
  5.6          Exercise of Option..........................................    9
  5.7          No Rights as Stockholder....................................    9


ARTICLE VI     RESTRICTED STOCK AWARDS.....................................    9
  6.1          Restricted Stock Awards.....................................    9
  6.2          Restricted Stock Award Agreement............................   10
  6.3          Holder's Rights as Stockholder..............................   10


ARTICLE VII    ADMINISTRATION..............................................   10
  7.1          Awards......................................................   10
  7.2          Authority of the Board......................................   10
  7.3          Decisions Binding...........................................   11
  7.4          No Liability................................................   11


ARTICLE VIII   AMENDMENT OR TERMINATION OF PLAN............................   11
  8.1          Amendment, Modification, Suspension, and Termination........   11
  8.2          Awards Previously Granted...................................   11



ARTICLE IX     MISCELLANEOUS...............................................   12
  9.1          Unfunded Plan/No Establishment of a Trust Fund..............   12
  9.2          Awards Do Not Grant Any Right To Continue To Serve On
               Board.......................................................   12
  9.3          Tax Withholding.............................................   12
  9.4          Gender and Number...........................................   13
  9.5          Severability................................................   13
  9.6          Headings....................................................   13
  9.7          Other Compensation Plans....................................   13
  9.8          Successors..................................................   13
  9.9          Law Limitations/Governmental Approvals......................   13
  9.10         Delivery of Title...........................................   13
  9.11         Inability to Obtain Authority...............................   14
  9.12         Investment Representations..................................   14
  9.13         Persons Residing Outside of the United States...............   14
  9.14         Governing Law...............................................   14

                       THE MERIDIAN RESOURCE CORPORATION
                  2006 NON-EMPLOYEE DIRECTORS' INCENTIVE PLAN

                                   ARTICLE I

                      ESTABLISHMENT, PURPOSE AND DURATION

       1.1 ESTABLISHMENT. The Company hereby establishes an incentive compensation plan, to be known as "The Meridian Resource Corporation 2006 Non-Employee Directors' Incentive Plan," as set forth in this document. The Plan permits the grant of Options and Restricted Stock. The Plan shall become effective on the later of (a) the date the Plan is approved by the Board and (b) the date the Plan is approved by the stockholders of the Company.

       1.2 PURPOSE OF THE PLAN. The Plan is intended to advance the best interests of the Company, its Affiliates and its stockholders by providing Non-Employee Directors with an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to serve as a member of the Board and continue to contribute to the success of the Company.

       1.3 DURATION OF THE PLAN. The Plan shall continue indefinitely until it is terminated pursuant to Section 8.1. The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding.

                                   ARTICLE II

                                  DEFINITIONS

       The words and phrases defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

       2.1 "AFFILIATE" means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (a) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (b) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

       2.2 "AWARD" means, individually or collectively, a grant under the Plan of Options and Restricted Stock, in each case subject to the terms and provisions of the Plan.

       2.3 "AWARD AGREEMENT" means an agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.

       2.4  "BOARD" means the board of directors of the Company.

       2.5 "CODE" means the United States Internal Revenue Code of 1986, as amended from time to time.

       2.6 "COMPANY" means The Meridian Resource Corporation, a Texas corporation, or any successor (by reincorporation, merger or otherwise).

       2.7  "CORPORATE CHANGE" shall have the meaning ascribed to that term in
Section 4.6(c).

       2.8  "DATE OF GRANT" shall have the meaning ascribed to that term in
Section 5.2.

       2.9 "DISABILITY" means, as determined by the Board in its discretion exercised in good faith, a permanent and total disability as defined in section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Board and, in this respect, the Holder shall submit to an examination by such physician upon request by the Board.

       2.10 "DIVIDEND EQUIVALENT" means a payment equivalent in amount to dividends paid to the Company's stockholders.

       2.11  "FAIR MARKET VALUE" of the Stock as of any particular date means
(a) if the Stock is traded on a stock exchange, the closing sale price of the Stock on that date as reported on the principal securities exchange on which the Stock is traded, or (b) if the Stock is traded in the over-the-counter market, the average between the high bid and low asked price on that date as reported in such over-the-counter market; provided that (1) if the Stock is not so traded,
(2) if no closing price or bid and asked prices for the Stock was so reported on that date or (3) if, in the discretion of the Board, another means of determining the fair market value of a share of Stock at such date shall be necessary or advisable, the Board may provide for another means for determining such fair market value.

       2.12  "FISCAL YEAR" means the Company's fiscal year.

       2.13 "HOLDER" means a person who has been granted an Award or any person who is entitled to receive shares of Stock under an Award.

       2.14 "MINIMUM STATUTORY TAX WITHHOLDING OBLIGATION" means, with respect to an Award, the amount the Company or an Affiliate is required to withhold for federal, state and local taxes based upon the applicable minimum statutory withholding rates required by the relevant tax authorities.

       2.15 "NON-EMPLOYEE DIRECTOR" means a member of the Board who is not an employee of the Company or any of its Affiliates

       2.16 "OPTION" means a "nonqualified stock option" to purchase Stock granted pursuant to Article V that does not satisfy the requirements of section 422 of the Code.

       2.17 "OPTIONEE" means a person who has been granted an Option or any other person who is entitled to exercise an Option under the Plan.

       2.18  "OPTION PRICE" shall have the meaning ascribed to that term in
Section 5.2.

       2.19 "PERIOD OF RESTRICTION" means the period during which Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Board, in its discretion), as provided in Article VI.

       2.20 "PLAN" means The Meridian Resource Corporation 2006 Non-Employee Directors' Incentive Plan, as set forth in this document as it may be amended from time to time.

       2.21 "RESTRICTED STOCK" means shares of restricted Stock issued or granted under the Plan pursuant to Article VI.

       2.22 "RESTRICTED STOCK AWARD" means an authorization by the Board to issue or transfer Restricted Stock to a Holder.

       2.23 "SECTION 409A" means section 409A of the Code and Department of Treasury rules and regulations issued thereunder.

       2.24 "STOCK" means the common stock of the Company, $0.01 par value per share (or such other par value as may be designated by act of the Company's stockholders).

                                  ARTICLE III

                         ELIGIBILITY AND PARTICIPATION

       3.1 ELIGIBILITY. The persons who are eligible to receive Awards under the Plan are Non-Employee Directors.

       3.2 PARTICIPATION. Each Non-Employee Director shall be a participant in the Plan during the period he or she serves as a Non-Employee Director.

                                   ARTICLE IV

                     GENERAL PROVISIONS RELATING TO AWARDS

       4.1 AUTHORITY TO GRANT AWARDS. The Board shall grant Options to Non-Employee Directors as specified in the Plan and may grant additional Awards to Non-Employee Directors as the Board shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock to be covered by any Award to be granted under the Plan shall be as determined by the Board in its sole discretion.

       4.2  DEDICATED SHARES; MAXIMUM AWARDS.

       (a) The aggregate number of shares of Stock with respect to which Awards may be granted under the Plan is 500,000.

       (b) The aggregate number of shares of Stock with respect to which full value awards (awards of Restricted Stock) may be granted under the Plan is 500,000.

       (c) Each of the foregoing numerical limits stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.6.

       4.3  SHARES THAT COUNT AGAINST LIMIT.

       (a) If shares of Stock are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such shares of Stock will count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan.

       (b) If shares of Stock are tendered in payment of an Option Price of an Option, such shares of Stock will not be added to the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan.

       (c) To the extent that any outstanding Award is forfeited or cancelled for any reason or is settled in cash in lieu of shares of Stock, the shares of Stock allocable to such portion of the Award may again be subject to an Award granted under the Plan.

       4.4 NON-TRANSFERABILITY. Except as specified in the applicable Award Agreements or in domestic relations court orders, an Award shall not be transferable by the Holder (whether for consideration or otherwise) other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder's lifetime, only by him or her. Any attempted assignment of an Award in violation of this Section 4.4 shall be null and void. In the discretion of the Board, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award Agreement may terminate the Award.

       4.5 REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any shares of Stock under any Award if issuing those shares of Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any shares of Stock unless the Board has received evidence satisfactory to it to the effect that the Holder will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Board on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any shares of Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Stock issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the shares of Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of shares of Stock pursuant thereto, to comply with any law or regulation of any governmental authority.

       4.6  CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

         (a) The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

       (b) If the Company shall effect a subdivision or consolidation of Stock or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefor in money, services or property, then (1) the number, class or series and per share price of Stock subject to outstanding Options or other Awards under the Plan shall be appropriately adjusted (subject to the restriction in Section 4.10 prohibiting repricing) in such a manner as to entitle a Holder to receive upon exercise of an Option or other Award, for the same aggregate cash consideration, the equivalent total number and class or series of Stock the Holder would have received had the Holder exercised his or her Option or other Award in full immediately prior to the event requiring the adjustment, and (2) the number and class or series of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of Stock then reserved that number and class or series of Stock that would have been received by the owner of an equal number of outstanding shares of Stock of each class or series of Stock as the result of the event requiring the adjustment.

       (c) If while unexercised Options or other Awards remain outstanding under the Plan (1) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (2) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (3) the Company is to be dissolved or (4) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (1), (2) or (3) of this sentence (each such event is referred to herein as a "Corporate Change"), then, except as otherwise provided in an Award Agreement or another agreement between the Holder and the Company (provided that such exceptions shall not apply in the case of a reincorporation merger), or as a result of the Board's effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Board, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation merger in which Holders of the Company's ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of such alternatives shall apply and, without Board action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same number of ordinary shares of the successor as the Award was exercisable for ordinary shares of Stock of the Company):

               (1) accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Board, after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;

               (2) require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreement evidencing such Award) as of a date, before or after such Corporate Change, specified by the Board, in which event the Board shall thereupon cancel such Award and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Award for such shares;

               (3) with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Stock is equal to the excess of the aggregate fair market value of all Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Stock, and (B) the assumed rights under such existing Award or the substituted rights under such new Award, as the case may be, will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;

               (4) provide that the number and class or series of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of shares of Stock then covered by such Award; or

               (5) make such adjustments to Awards then outstanding as the Board deems appropriate to reflect such Corporate Change (provided, however, that the Board may determine in its sole and absolute discretion that no such adjustment is necessary).

       In effecting one or more of the alternatives set out in paragraphs (3),
(4) or (5) immediately above, and except as otherwise may be provided in an Award Agreement, the Board, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Awards then outstanding may be exercised.

       (d) In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 4.6, any outstanding Award and any Award Agreement evidencing such Award shall be subject to adjustment by the Board in its sole and absolute discretion as to the number and price of Stock or other consideration subject to such Award. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under the Plan may be appropriately adjusted by the Board, whose determination shall be conclusive.

       (e) After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Holder shall be entitled to have his Restricted Stock appropriately adjusted based on the manner in which the shares of Stock were adjusted under the terms of the agreement of merger or consolidation.

       (f) The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of Stock then subject to outstanding Options or other Awards.

       4.7 ELECTION UNDER SECTION 83(B) OF THE CODE. No Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award without the written approval of the Chief Financial Officer of the Company. Any Holder who makes an election under section 83(b) of the Code with respect to any Award without the written approval of the Chief Financial Officer of the Company may, in the discretion of the Board, forfeit any or all Awards granted to him or her under the Plan.

       4.8 FORFEITURE EVENTS. The Board may specify in an Award Agreement that the Holder's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, removal from the Board for cause, violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Affiliates.

       4.9 AWARD AGREEMENTS. Each Award shall be embodied in a written agreement that shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed by an executive officer of the Company on behalf of the Company, and may be signed by the Holder to the extent required by the Board. The Award Agreement may specify the effect of a change in control of the Company on the Award. The Award Agreement may contain any other provisions that the Board in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.

       4.10 AMENDMENTS OF AWARD AGREEMENTS. The terms of any outstanding Award under the Plan may be amended from time to time by the Board in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Plan. However, no such amendment shall adversely affect in a material manner any right of a Holder without his or her written consent. Except as specified in
Section 4.6(b), the Board may not directly or indirectly lower the exercise price of a previously granted Option.

       4.11 RIGHTS AS STOCKHOLDER. A Holder shall not have any rights as a stockholder with respect to Stock covered by an Option until the date, if any, such Stock is issued by the Company; and, except as otherwise provided in
Section 4.6, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such Stock.

       4.12 ISSUANCE OF SHARES OF STOCK. Shares of Stock, when issued, may be represented by a certificate or by book or electronic entry.

       4.13 RESTRICTIONS ON STOCK RECEIVED. The Board may impose such conditions and/or restrictions on any shares of Stock issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the shares of Stock for a specified period of time.

       4.14 COMPLIANCE WITH SECTION 409A. Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A.

                                   ARTICLE V

                                    OPTIONS

       5.1 AUTHORITY TO GRANT OPTIONS. Subject to the terms and provisions of the Plan, the Board shall grant Options under the Plan to Non-Employee Directors in such number and upon such terms as provided in this Article V.

       5.2 OPTION GRANTS. Subject to the availability under the Plan of a sufficient number of shares of Stock that may be issuable upon the exercise of outstanding Options, each Non-Employee Director shall be granted, on the date he or she is appointed, elected, reappointed or reelected a member of the Board (the "Date of Grant"), an Option under the Plan to purchase 15,000 shares of Stock at a price per share (the "Option Price") equal to 100 percent (100%) of the Fair Market Value of the Stock on the Date of Grant. An Option granted under the Plan may not be granted with any Dividend Equivalents rights.

       5.3 VESTING OF OPTION. An Option shall vest in accordance with the following schedule if the Holder of the Option is a Non-Employee Director on the date described below: (a) on the first anniversary of the Date of Grant, the Option shall vest and may be exercised as to twenty-five percent (25%) of the shares of Stock subject to the Option, (a) on the second anniversary of the Date of Grant, the Option shall vest and may be exercised as to an additional twenty-five percent (25%) of the shares of Stock subject to the Option, and (c) on the third anniversary of the Date of Grant, the Option shall vest and may be exercised as to the remaining fifty percent (50%) of the shares of Stock subject to the Option, so that on the third anniversary of the Date of Grant the Option may be exercised as to all of the shares of Stock subject to the Option. In the event the Non-Employee Director ceases to be a member of the Board for any reason, the Option shall not continue to vest after the Non-Employee Director ceases to be a member of the Board.

       5.4 DURATION OF OPTION. An Option shall not be exercisable after the earlier of (a) the fifth anniversary of the Date of Grant, (b) the date the Non-Employee Director ceases to be a Non-Employee Director and a director of any Affiliate for any reason other than such individual's death or Disability or the Non-Employee Director becoming an employee of the Company or an Affiliate, (c) 90 days following the date the Non-Employee Director (or a former Non-Employee Director who continued as a director of an Affiliate) dies or incurs a Disability, and (d) the later of the date the Non-Employee Director who becomes an employee of the Company or an Affiliate after receiving an Award under the Plan (i) ceases to be a member of the Board and (ii) ceases to be an employee of the Company or an Affiliate.

       5.5 OPTION AGREEMENT. Each Option grant under the Plan shall be evidenced by an Award Agreement that shall specify (a) the Option Price, (b) the duration of the Option, (c) the number of shares of Stock to which the Option pertains, (d) the exercise restrictions applicable to the Option and (e) such other provisions as the Board shall determine that are not inconsistent with the terms and provisions of the Plan.

       5.6  EXERCISE OF OPTION.

       (a) General Method of Exercise. Subject to the terms and provisions of the Plan and the applicable Award Agreement, Options may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Board stating (1) that the Holder wishes to exercise such Option on the date such notice is so delivered, (2) the number of shares of Stock with respect to which the Option is to be exercised and (3) the address to which any certificate representing such shares of Stock should be mailed. Except in the case of exercise by a third party broker as provided below, in order for the notice to be effective the notice must be accompanied by payment of the Option Price by any combination of the following: (a) cash, certified check, bank draft or postal or express money order for an amount equal to the Option Price under the Option, (b) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Board or an executive officer of the Company) or (c) any other form of payment which is acceptable to the Board.

       (b) Exercise Through Third-Party Broker. The Board may permit a Holder to elect to pay the Option Price and any applicable tax withholding resulting from such exercise by authorizing a third-party broker to sell all or a portion of the shares of Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the Option Price and any applicable tax withholding resulting from such exercise.

       5.7 NO RIGHTS AS STOCKHOLDER. An Optionee shall not have any rights as a stockholder with respect to Stock covered by an Option until the date a stock certificate for such Stock is issued by the Company; and, except as otherwise provided in Section 4.6, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

                                   ARTICLE VI

                            RESTRICTED STOCK AWARDS

       6.1 RESTRICTED STOCK AWARDS. The Board may make Awards of Restricted Stock to eligible Non-Employee Directors selected by it. The amount of, the vesting and the transferability restrictions applicable to any Restricted Stock Award shall be determined by the Board in its sole discretion. If the Board imposes vesting or transferability restrictions on a Holder's rights with respect to Restricted Stock, the Board may issue such instructions to the Company's share transfer agent in connection therewith as it deems appropriate. The Board may also cause the certificate for shares of Stock issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

       6.2 RESTRICTED STOCK AWARD AGREEMENT. Each Restricted Stock Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Board may specify.

       6.3 HOLDER'S RIGHTS AS STOCKHOLDER. Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award. Dividends paid with respect to Restricted Stock in cash or property other than shares of Stock or rights to acquire shares of Stock shall be paid to the recipient of the Restricted Stock Award currently. Dividends paid in shares of Stock or rights to acquire shares of Stock shall be added to and become a part of the Restricted Stock. During the Period of Restriction, certificates representing the Restricted Stock shall be registered in the Holder's name and bear a restrictive legend to the effect that ownership of such Restricted Stock, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Award Agreement. Such certificates shall be deposited by the recipient with the Secretary of the Company or such other officer of the Company as may be designated by the Board, together with all stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock which shall be forfeited in accordance with the Plan and the applicable Award Agreement.

                                  ARTICLE VII

                                 ADMINISTRATION

       7.1 AWARDS. The Plan shall be administered by the Board. The Board shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.

       7.2 AUTHORITY OF THE BOARD. The Board shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Board may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Board shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to Awards granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Board. No member of the Board shall be liable for any act or omission of any other member of the Board or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. In carrying out its authority under the Plan, the Board shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities to (a) determine the persons to whom and the time or times at which Awards will be made; (b) determine the number and exercise price of shares of Stock covered in each Award subject to the terms and provisions of the Plan

(including, but not limited to, the provisions of Section 4.10 which prohibit repricing); (c) determine the terms, provisions and conditions of each Award, which in the case of Restricted Stock need not be identical and need not match the default terms set forth in the Plan; (d) accelerate the time at which any outstanding Award will vest; (e) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and (f) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

       The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Board deems necessary or desirable to further the Plan's objectives. Further, the Board shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and the terms and provisions of the Plan, the Board may delegate its authority as identified in this Section 7.2. The Board may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an employee of the Company, and the Board, the Company, and its officers shall be entitled to rely upon the advice, opinions, or valuations of any such persons.

       7.3 DECISIONS BINDING. All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Holders and the estates and beneficiaries of Holders.

       7.4 NO LIABILITY. Under no circumstances shall the Company or the Board incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company's or the Board's roles in connection with the Plan.

                                  ARTICLE VIII

                        AMENDMENT OR TERMINATION OF PLAN

       8.1  AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION. Subject to
Section 8.2, the Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company's stockholders and except as provided in Section 4.6, the Board shall not directly or indirectly lower the Option Price of a previously granted Option, and no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by applicable law or stock exchange rules.

       8.2 AWARDS PREVIOUSLY GRANTED. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.

                                   ARTICLE IX

                                 MISCELLANEOUS

       9.1 UNFUNDED PLAN/NO ESTABLISHMENT OF A TRUST FUND. Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

       9.2 AWARDS DO NOT GRANT ANY RIGHT TO CONTINUE TO SERVE ON BOARD. Nothing in the Plan or in any Award Agreement shall confer upon any Non-Employee Director any right to continue to serve as a member of the Board or shall affect the right of the Company and its stockholders to terminate the services of any Non-Employee Director as a member of the Board at any time, with or without cause. The granting of any Award shall not impose upon the Company or any Affiliate any obligation to utilize the services of any Non-Employee Director. The right of the Company or any Affiliate to terminate the services of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate the services provided by any Non-Employee Director at any time or for any reason not prohibited by law.

       9.3 TAX WITHHOLDING. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state or local tax law to be withheld with respect to the vesting or exercise of an Award or lapse of restrictions on an Award. In the alternative, the Company may require the Holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within one day after the date of vesting, exercise or lapse of restrictions. In the discretion of the Board, and with the consent of the Holder, the Company may reduce the number of shares of Stock issued to the Holder upon such Holder's exercise of an Option to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the shares of Stock held back shall not exceed the Company's or the Affiliate's Minimum Statutory Tax Withholding Obligation. The Board may, in its discretion, permit a Holder to satisfy any Minimum Statutory Tax Withholding Obligation arising upon the vesting of an Award by delivering to the Holder a reduced number of shares of Stock in the manner specified herein. If permitted by the Board and acceptable to the Holder, at the time of vesting of shares under the Award, the Company shall (a) calculate the amount of the Company's or an Affiliate's Minimum Statutory Tax Withholding Obligation on the assumption that all such shares of Stock vested under the Award are made available for delivery, (b) reduce the number of such shares of Stock made available for delivery so that the Fair Market Value of the shares of Stock withheld on the vesting date approximates the Company's or an

Affiliate's Minimum Statutory Tax Withholding Obligation and (c) in lieu of the withheld shares of Stock, remit cash to the United States Treasury and/or other applicable governmental authorities, on behalf of the Holder, in the amount of the Minimum Statutory Tax Withholding Obligation. The Company shall withhold only whole shares of Stock to satisfy its Minimum Statutory Tax Withholding Obligation. Where the Fair Market Value of the withheld shares of Stock does not equal the amount of the Minimum Statutory Tax Withholding Obligation, the Company shall withhold shares of Stock with a Fair Market Value slightly less than the amount of the Minimum Statutory Tax Withholding Obligation and the Holder must satisfy the remaining minimum withholding obligation in some other manner permitted under this Section 9.3. The withheld shares of Stock not made available for delivery by the Company shall be retained as treasury shares or will be cancelled and the Holder's right, title and interest in such shares of Stock shall terminate. The Company shall have no obligation upon vesting or exercise of any Award or lapse of restrictions on an Award until the Company or an Affiliate has received payment sufficient to cover the Minimum Statutory Tax Withholding Obligation with respect to that vesting, exercise or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

       9.4 GENDER AND NUMBER. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

       9.5 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

       9.6 HEADINGS. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.

       9.7 OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Non-Employee Directors.

       9.8 SUCCESSORS. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

       9.9 LAW LIMITATIONS/GOVERNMENTAL APPROVALS. The granting of Awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

       9.10 DELIVERY OF TITLE. The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

       9.11 INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained.

       9.12 INVESTMENT REPRESENTATIONS. The Board may require any person receiving Stock pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the shares of Stock for investment and without any present intention to sell or distribute such Stock.

       9.13 PERSONS RESIDING OUTSIDE OF THE UNITED STATES. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates, the Board, in its sole discretion, shall have the power and authority to (a) determine which Affiliates shall be covered by the Plan; (b) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; (c) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable -- any subplans and modifications to Plan terms and procedures established under this Section 9.13 by the Board shall be attached to the Plan document as Appendices; and (d) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Board may not take any actions hereunder, and no Awards shall be granted, that would violate the Securities Exchange Act of 1934, as amended, the Code, any securities law or governing statute or any other applicable law.

       9.14 GOVERNING LAW. The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Texas.

                       THE MERIDIAN RESOURCE CORPORATION

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned shareholder of The Meridian Resource Corporation, a Texas corporation (the "Company"), hereby constitutes and appoints Joseph A. Reeves, Jr. and Michael J. Mayell, and each of them, his true and lawful agents and proxies, as proxies, with full power of substitution in each, to vote, as designated on the reverse side, all shares of Common Stock, $.01 par value, of the Company which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held June 21, 2006, and at any adjournment(s) thereof, on the following matters more particularly described in the Proxy Statement dated May 19, 2006.

                (Continued and to be signed on the reverse side)

                        ANNUAL MEETING OF SHAREHOLDERS OF

                        THE MERIDIAN RESOURCE CORPORATION

                                  JUNE 21, 2006

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

   Please detach along perforated line and mail in the envelope provided.

Please sign, date and return promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here. [X]

1. Election of two Class I Directors.

Nominees:

-     David W. Tauber

-     John B. Simmons


[ ]   FOR ALL NOMINEES

[ ]   WITHHOLD AUTHORITY FOR ALL NOMINEES

[ ]   FOR ALL EXCEPT
      (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:

2. Approval of The Meridian Resources Corporation 2006 Non-Employee Directors' Incentive Plan

   [ ]  FOR
   [ ]  AGAINST
   [ ]  ABSTAIN

3. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this
method.                                      [ ]

Signature of Shareholder __________________________            Date:

Signature of Shareholder __________________________            Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.